Exhibit 99.1

Trusted Sellers Lead Platform’s Early Success in the $500 Billion US Automotive Parts Industry

AutoParts4Less.com Achieves Record GMV Sales in January 2023 as they Wrap Up Their Pay-Per-Click Advertising and Marketing Tests

February 6, 2023 – Las Vegas, NV - Auto Parts 4Less Group, Inc. (OTCQB:FLES) (“Company”, “FLES”), proudly announces that AutoParts4Less.com, their leading multi-seller marketplace of automotive parts in the US, has set a GMV (Gross Merchandise Value) sales record for the month of January 2023, surpassing the total of all GMV sales in the previous months combined since going live with beta testing in September of 2022. This achievement is a testament to the strength of the Company’s multi-seller marketplace and the trust customers have in the number and quality of its sellers.

With a best-in-class marketplace platform, AutoParts4Less offers customers a diverse range of high-quality automotive parts from a quickly growing variety of trusted sellers. The platform’s commitment to providing a seamless shopping experience and supporting its sellers has been a key factor in its success and growth to date.

“The early success of AutoParts4Less.com is a direct result of the strength of our seller base,” said Christopher Davenport Founder and President of Auto Parts 4Less, Inc., the Company’s wholly-owned subsidiary of the company. Davenport commented: “We're proud to have created a platform that buyers trust to provide them with a wide selection of quality automotive parts from leading sellers.”

With the first mover advantage in the $500 billion US automotive parts industry, which includes parts for boats, motorcycles, powersports, and RVs, and their focus on supporting its sellers, their parts marketplace, AutoParts4Less.com, is well positioned for continued growth and success.

“The Company is committed to providing the best possible shopping experience for our customers and to supporting our sellers in growing their businesses” continued Davenport.

About Auto Parts 4LessGroup, Inc.

Auto Parts 4LessGroup, Inc. (the “Company”) entered the online auto parts business in 2015 selling lift kits and other aftermarket accessories for Jeeps, Trucks, and SUV’s on eBay and Amazon. At the beginning of 2020 the company began the development of AutoParts4less.com as a pure-play multi-seller enterprise-level marketplace entirely dedicated to aggregating the $500 billion annual aftermarket automotive parts industry including cars, trucks, boats, motorcycles, and RVs on a single platform. Autoparts4less.com was officially launched with approximately 2 million parts listed from over 25 parts sellers in November 2022.

To learn more about Auto Parts 4Less Group, Inc., please visit AutoParts4LessGroup.com

Safe Harbor & Disclaimer

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Industry data provided herein is of no predictive value regarding the Company’s future sales. No information in this press release should be construed as any indication whatsoever of the Company’s future financial results, revenues, or stock price.

For more information, contact: Email: PR@The4LessCorp.com